Exhibit 10.1

ARCTIC CAT INC.

2013 STOCK AND INCENTIVE OMNIBUS PLAN

2013 OMNIBUS STOCK AND INCENTIVE PLAN

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ARCTIC CAT INC.

2013 OMNIBUS STOCK AND INCENTIVE PLAN

Section 1. Purpose

The purpose of the Plan is to enable Arctic Cat Inc. (the “Company”) and its Subsidiaries to retain and attract executives, other key employees, consultants and directors who contribute to the Company’s success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company, thereby aligning the interests of such persons with the Company’s shareholders.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)	“Action Effective Date” shall have the meaning set forth in Section 14(d) of the Plan.

(b)	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock Grant granted under the Plan.

(c)	“Award Agreement” shall mean any written agreement, contract or other instrument or document, including in electronic form, evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d)	“Board” shall mean the Board of Directors of the Company.

(e)	“Cause” shall mean, unless otherwise defined in the Award Agreement or another agreement governing one or more Awards under this Plan, a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant’s willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company.

(f)	“Change in Control” shall have the meaning set forth in Section 14(a) of the Plan.

(g)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(h)	“Committee” shall mean the Compensation and Human Resources Committee of the Board or any other committee of the Board designated by the Board to administer the Plan or any portion of the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3 and Section 162(m) of the Code, and each member of the Committee shall be a “Non-Employee Director”; provided the Compensation Committee may have a member or members who are not Non-Employee Directors so long as the Board has established a separate Committee to grant Awards, all the members of which are Non-Employee Directors.

(i)	“Company” shall mean Arctic Cat Inc., a Minnesota corporation, and any successor corporation.

(j)	“Deferred Compensation” shall have the meaning set forth in Section 15.

(k)	“Director” shall mean a member of the Board, including any Non-Employee Director.

(l)	“Disability” shall mean permanent and total disability as determined by the Committee.

(m)	“Early Retirement” shall mean retirement, with consent of the Committee at the time of retirement, from active employment with the Company and any Subsidiary or Parent Corporation of the Company.

(n)	“Eligible Person” shall mean any employee, officer, consultant, advisor or Director providing services to the Company or any Subsidiary who the Committee determines to be an Eligible Person. An Eligible Person must be a natural person.

(o)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(p)	“Fair Market Value” shall mean the value of the Shares on a given date as determined by the Committee in accordance with Section 422 of the Code or any successor provision and any applicable Treasury Department regulations with respect to “incentive stock options,” or, if applicable, that will result in the Award being exempt from the requirements of a “deferred compensation plan” under Section 409A of the Code.

(q)	“Incentive Stock Option” shall mean an option granted under Section 6 of the Plan that is intended to qualify as an “incentive stock option” in accordance with Section 422 of the Code or any successor provision.

(r)	“Incumbent Directors” shall have the meaning set forth in Section 14(a)(ii) of the Plan.

(s)	“Insider” shall mean an individual who is, on the relevant date, an officer, Director or beneficial owner of ten percent (10%) or more of any class of the Company’s equity securities of the Company, all as defined under Section 16 of the Exchange Act

(t)	“Non-Assumed Award” shall have the meaning set forth in Section 14(c) of the Plan.

(u)	“Non-Employee Director” shall mean any Director who is not also an employee of the Company or a Subsidiary within the meaning of Rule 16b-3 and is an “outside director” within the meaning of Section 162(m) of the Code.

(v)	“Non-Qualified Stock Option” shall mean an option granted under Section 6 of the Plan that is not an Incentive Stock Option.

(w)	“Normal Retirement” shall mean retirement from active employment with the Company and any Subsidiary or Parent Corporation of the Company on or after (i) age 65 or (ii) age 55 if the Participant has ever served the Company as a full-time employee for at least 15 years.

(x)	“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(y)	“Other Stock Grant” shall mean any right granted under Section 10 of the Plan.

(z)	“Parent Corporation” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(aa)	“Participant” shall mean an Eligible Person who receives or holds an Award under the Plan.

(bb)	“Performance Award” shall mean any right granted under Section 9 of the Plan.

(cc)

“Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a Company, Subsidiary or business unit basis: revenue, cash flow, gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings, earnings per share, margins (including one or more of gross, operating and· net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, working capital, market share, cost reductions) workforce satisfaction and diversity goals) employee retention) customer satisfaction) completion of key projects and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities, prior periods of performance) or other external measure of the selected performance criteria.

Pursuant to rules and conditions adopted by the Committee on or before the earlier of the expiration of twenty-five percent (25%) of the applicable performance period or the 90th day of the applicable performance period for which Performance Goals are established, the Committee may appropriately adjust any evaluation of performance under such goals to exclude the effect of certain events, including any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt. Performance Goals may include individual objectives or other subjective criteria.

(dd)	“Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(ee)	“Plan” shall mean the Arctic Cat Inc. 2013 Omnibus Stock and Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

(ff)	“Restricted Stock” shall mean any Share granted under Section 8 of the Plan.

(gg)	“Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(hh)	“Retirement” shall mean Normal Retirement or Early Retirement.

(ii)	“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation.

(jj)	“Section 162(m)” shall mean Section 162(m) of the Code and the applicable Treasury Regulations promulgated thereunder.

(kk)	“Share” or “Shares” shall mean the common stock, $.01 par value per share, of the Company (the “Common Stock”) or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan. Class B common stock of the Company shall be considered Shares hereunder only following conversion to Common Stock of the Company.

(ll)	“Specified Employee” shall have the meaning set forth in Section 15 of the Plan.

(mm)	“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

(nn)	“Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(oo)	“Total Market Value” shall have the meaning set forth in Section 14(b) of the Plan.

Section 3. Administration

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be determined in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of any Option or waive any restrictions relating to any Award; (vi) extend the exercise period in accordance with the terms of the Plan; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (x) delegate to one or more executive officers of the Company the authority to grant Award and/or to administer the Plan or any aspect of it; provided, however, that only the Committee may grant Awards that qualify under Rule l6b-3 and Section 162(m) of the Code; and (xi) make any other determination and take any other action, prospectively or retrospectively, that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Eligible Person and any holder or beneficiary of any Award.

(b) Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, exercise the powers and duties of the Committee under the Plan without any further action of the Committee, and in that event, any reference to Committee shall also refer to the Board.

Section 4. Shares Available for Awards

(a) Shares Available. Subject to adjustment as provided in Section 4(e) of the Plan, the aggregate number of Shares that may be issued under the Plan shall be 1,100,000.

(b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the total number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; provided that the number of Shares counted against the aggregate number of Shares available for granting Awards under the Plan shall not be reduced if Shares are withheld for the exercise price of an Option or Stock Appreciation Right, to satisfy tax withholding obligations, or for any other reason. If an Award terminates or is forfeited or cancelled without the issuance of any Shares, or if any Shares covered by an Award or to which an Award relates are not issued for any other reason, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such termination, forfeiture, cancellation or other event, shall again be available for granting Awards under the Plan. If Shares of Restricted Stock are forfeited prior to vesting, whether or not dividends have been paid on such Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award of Restricted Stock, to the extent of any such forfeiture by the Company, shall again be available for granting Awards under the Plan.

(c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or any other similar corporate transaction, equity restructuring or event affects the Shares, then the Committee shall make an appropriate adjustment that will equalize the fair value of such Shares or Awards before and after the transaction, restructuring or event, including but not limited to making adjustment to any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) of the Plan; provided, however, that with respect to Incentive Stock Options, in the event of a transaction described in 424(c) of the Code, the adjustments shall satisfy Section 424(e)(1) of the Code.

(d) Award Limitations Under the Plan

(i) Section 162(m) Limitation for Certain Types of Awards. No Eligible Person may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 500,000 Shares (subject to adjustment as provided in Section 4(c) of the Plan) in the aggregate in any calendar year.

(ii) Section 162(m) Limitation for Performance Awards. The maximum amount payable pursuant to all Performance Awards to any Participant in the aggregate in any calendar year shall be $7,500,000 in value, whether payable in cash, Shares or other property, based on the value at the time the Award is made. This limitation does not apply to, but rather shall be independent of, any Award subject to the limitation contained in Section 4(d)(i) of the Plan.

Section 5. Eligibility

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of a Subsidiary unless such Subsidiary is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Options

The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(a) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided further, that the Committee may designate a per share exercise price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or a Subsidiary. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price shall be no less than 110% of the Fair Market Value of the Stock on the date the option is granted.

(b) Option Term. The term of each Option shall be fixed by the Committee at the time of grant, but shall not be longer than 10 years from the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

(c) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made. If the Committee provides, in its discretion, that any option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time, provided, however, that unless the Option has been approved by the Board, the Committee or the shareholders of the Company, an Option to a director, officer or a 10% shareholder of the Company or its Subsidiaries shall not be exercisable for a period of six (6) months after the date of the grant unless otherwise permitted under rules, policies or interpretations established by the Securities and Exchange Commission in connection with a Change in Control of the Company as contemplated by Section 14 of the Plan or as otherwise provided in the Plan.

Section 7. Stock Appreciation Rights

The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as determined by the Committee, which grant price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a per share grant price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or a Subsidiary. Subject to the terms of the Plan, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any Stock Appreciation Right shall be as determined by the Committee; provided, however, that no Stock Appreciation Right may be exercisable after ten (10) years from its date of grant.

Section 8. Restricted Stock and Restricted Stock Units

The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(a) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of

Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in the event of the Participants death, disability or retirement or a change in control of the Company.

(b) Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including bookentry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

Section 9. Performance Awards

The Committee is hereby authorized to grant to Eligible Persons Performance Awards which are intended to be “qualified performance-based compensation” within the meaning of Section 162(m). A Performance Award granted under the Plan may be payable in cash or in Shares (including, without limitation, Restricted Stock). Performance Awards shall, to the extent required by Section 162(m), be conditioned solely on the achievement of one or more objective Performance Goals, and such Performance Goals shall be established by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section l62(m). Subject to the terms of the Plan and any applicable Award Agreement, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. The Committee shall also certify in writing that such Performance Goals have been met prior to payment of the Performance Awards to the extent required by Section 162(m). Nothing in this Section 9 shall prohibit the Committee from granting any Award that is not intended to satisfy the requirements of Section 162(m).

Section 10. Other Stock Grants

The Committee is hereby authorized, subject to the terms of the Plan, to grant to Eligible Persons Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Other Stock Grant may have such terms and conditions as the Committee shall determine. In the event Other Stock Grants are awarded to members of the Committee, such Award shall be granted by the Board.

Section 11. General

(a) Consideration for Awards. Awards may be granted for no cash consideration or for cash or any other consideration as determined by the Committee or required by applicable law.

(b) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Subsidiary may be granted either at the same time as or at a different time from the grant of such other Awards or awards; provided, however, that any Stock Appreciation Right that is part of an Incentive Stock Option must be granted only at time of the grant of the Incentive Stock Option.

(c) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall detem1ine (including, without limitation, cash; Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments. Any payment to a Specified Employee that constitutes Deferred Compensation (as those terms are defined in Section 15 of the Plan) shall comply with the delay in payment provisions set forth in Section 15(e) hereof.

(d) Limits on Transfer of Awards. Except as otherwise provided by the terms of this Plan, no Award and no right under any such Award shall be transferable by a Participant, whether or not such transfer is for value, other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any “family member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such Participant holds such Option, provided that such transfers may not be for value (i.e., the transferor may not receive any consideration therefore) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Subsidiary.

(e) Term of Awards. The term of each Award shall be for a period not longer than 10 years from the date of grant.

(f) Restrictions: Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been and continue to be admitted for trading on such securities exchange.

(g) Prohibition on Repricing. Except as provided in Section 4(c) of the Plan, no Option or Stock Appreciation Right may be (i) amended to reduce its initial exercise or grant price, (ii) canceled and replaced with Options or Stock Appreciation Rights having a lower exercise or grant price or with any other type of Award, or (iii) repurchased for cash, without the approval of the shareholders of the Company.

Section 12. Rights Upon Termination of Employment

(a) Termination by Death or Disability. Unless otherwise determined by the Committee in an Award Agreement or in writing after the Award Agreement is issued, if a Participant’s employment by the Company and any Subsidiary or Parent Corporation terminates by reason of death or Disability:

(i) all outstanding Options and Stock Appreciation Rights (other than Shares subject to Performance Awards) then held by the Participant may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), and remain exercisable for a period of twelve months (or such shorter period as the Committee shall specify at grant) from the date of such death or Disability or until the expiration of the stated term of the option, whichever period is shorter; provided, however, that in the event of termination of employment by reason of death or Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code as a result of Committee action, the Option will thereafter be treated as a Non-Qualified Stock Option;

(ii) all Restricted Stock and Restricted Stock Units (other than Shares subject to Performance Awards) then held by the Participant will become fully vested; and

(iii) all Performance Awards and Other Stock Grants then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the Award Agreement evidencing such Performance Award or Other Stock Grant, or as otherwise determined by the Committee.·

(b) Termination by Reason of Retirement. Unless otherwise determined by the Committee in an Award Agreement or in writing after the Award Agreement is issued, if a Participant’s employment by the Company or any Subsidiary or Parent Corporation terminates by reason of Retirement:

(i) all outstanding Options and Stock Appreciation Rights (other than Shares subject to Performance Awards) then held by the Participant that have not vested as of such termination will either continue to vest in accordance with its terms in the manner determined by the Committee and set forth in the Award Agreement evidencing such Option or Stock Appreciation Right or, if so provided in the Award Agreement or in writing after the Award Agreement is issued, become fully vested on the date of Retirement, and in either case shall remain exercisable until expiration of the stated term of the Option; provided, however, in the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code as a result of Committee action, the Option will thereafter be treated as a Non-Qualified Stock Option;

(ii) all Restricted Stock and Restricted Stock Units (other than Shares subject to Performance Awards) then held by the Participant that have not vested as of such termination will vest and/or continue to vest in the manner determined by the Committee and set forth in the Award Agreement evidencing such Restricted Stock or Restricted Stock Units; and

(iii) all Performance Awards and Other Stock Grants then held by the Participant will vest and/or continue to vest in the manner set forth in the Award Agreement evidencing such Performance Award or Other Stock Grant, or as otherwise determined by the Committee.

(c) Termination for Cause. Unless otherwise determined by the Committee in an Award Agreement or in writing after the Award Agreement is issued, if the Participant’s employment by the Company and any Subsidiary or Parent Corporation terminates for Cause:

(i) all outstanding Options and Stock Appreciation Rights (other than Shares subject to Performance Awards) then held by the Participant may be exercised, to the extent then exercisable, no later than the date of such termination;

(ii) all Restricted Stock and Restricted Stock Units (other than Shares subject to Performance Awards) then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(iii) all Performance Awards and Other Stock Grants then held by the Participant will be terminated and forfeited, except as set forth in the Award Agreement evidencing such Performance Award or Other Stock Grant, or as otherwise determined by the Committee.

(d) Other Termination. Unless otherwise determined by the Committee in an Award Agreement or in writing after the Award Agreement is issued, if a Participant’s employment by the Company and any Subsidiary or Parent Corporation terminates for any reason other than death, Disability, Retirement or Cause:

(i) all Outstanding Stock Options and Stock Appreciation Rights (other than Shares subject to Performance Awards) may be exercised to the extent it was exercisable at such termination for the lesser of one month or the balance of the option’s term;

(ii) all Restricted Stock and Restricted Stock Units (other than Shares subject to Performance Awards) then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(iii) all Performance Awards and Other Stock Grants then held by the Participant will vest and/or continue to vest in the manner set forth in the Award Agreement evidencing such Performance Award or Other Stock Grant, or as otherwise determined by the Committee.

Section 13. Transfer, Leave of Absence, etc.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer of an employee from the Company to a Parent Corporation or Subsidiary, or from a Parent Corporation or Subsidiary to the Company, or from one Subsidiary to another;

(b) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days (or such longer period as the Committee may approve, in its sole discretion); and

(c) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee’s right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within thirty (30) days after the end of such leave.

Section 14. Change in Control of the Company

(a) Change in Control. “Change in Control” of the Company shall mean a change in control which would be required to be reported in response to Item 6(e) on Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement, including, without limitation, if:

(i) Any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act); other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any

Subsidiary or Parent Corporation, becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities (other than Suzuki Motor Corporation, the holder of more than 30% of such securities on the date of this Plan); or

(ii) During any period of two consecutive years (not including any period ending prior to the effective date of this Plan), the Incumbent Directors cease for any reason to constitute at least a majority of the Board. The term “Incumbent Directors” shall mean those individuals who are members of the Board of Directors on the effective date of this Plan and any individual who subsequently becomes a member of the Board (other than a director designated by a person who has entered into agreement with the Company to effect a transaction contemplated by this Section 14(a)(iii) or in connection with the settlement of a proxy contest) whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the then Incumbent Directors; or

(iii) In the event (x) the Company consummates a merger, consolidation, share exchange, division or other reorganization of the Company with any corporation or entity, other than an entity owned at least 80% by the Company, unless immediately after such transaction, the shareholders of the Company immediately prior to such transaction beneficially own, directly or indirectly, 51% or more of the combined voting power of resulting entity’s outstanding voting securities as well as 51% or more of the Total Market Value of the resulting entity, or in the case of a division, 51% or more of the combined voting power of the outstanding voting securities of each entity resulting from the division as well as 51% or more of the Total Market Value of each such entity, in each case in substantially the same proportion as such shareholders owned shares of the Company prior to such transaction; (y) the Company consummates an agreement for the sale or disposition (in one transaction or a series of transactions) of assets of the Company, the total consideration of which is greater than 51% of the Total Market Value of the Company; or (z) the Company adopts a plan of complete liquidation or winding up of the Company.

(b) Total Market Value. “Total Market Value” shall mean the aggregate market value of the Company’s or the resulting entity’s outstanding common stock (on a fully diluted basis) plus the aggregate market value of the Company’s or the resulting entity’s other outstanding equity securities as measured by the exchange rate of the transaction or by such other method as the Committee dete1mines where there is not a readily ascertainable exchange rate.

(c) Vesting Upon a Change in Control. Except as otherwise provided in an Award or as provided in the next sentence, if a Change in Control occurs, and if the agreements effectuating the Change in Control do not provide for the assumption or substitution of all Awards granted under this Plan, with respect to any Award granted under this Plan that is not so assumed or substituted (a “Non-Assumed Award”), such Awards shall immediately vest and be exercisable and any restrictions thereon shall lapse. Notwithstanding the foregoing, unless the Committee determines at or prior to the Change in Control, no Award that is subject to any Performance Goal for which the performance period has not expired, shall accelerate at the time of a Change in Control.

(d) Disposition of Awards. Except as otherwise provided in an Award Agreement, the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed Awards, take any or all of the following actions to be effective as of the date of the Change in Control (or as of any other date fixed by the Conm1ittee occurring within the thirty (30) day period immediately preceding the date of the Change in Control, but only if such action remains contingent upon the effectuation of the Change in Control) (such date referred to as the “Action Effective Date”):

(i) Unilaterally cancel such Non-Assumed Award in exchange for: (x) whole and/or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) or whole and/or fractional shares of a successor (or for whole shares of a successor and cash in lieu of any fractional share) that, in the aggregate, are equal in value to the Fair Market Value of: (I) in the case of Options or Stock Appreciation Rights, the Shares that could be purchased subject to such Non-Assumed Award less the aggregate exercise price for the Options or Stock Appreciation Rights with respect to such Shares; (II) in the case of Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock Grants, Shares subject to such Award determined as of the Action Effective Date (taking into account vesting), less the value of any consideration payable on exercise; or (y) cash or other property equal in value to the Fair Market Value of (I) in the case of Options or Stock Appreciation Rights, the Shares that could be purchased subject to such Non-Assumed Award less the aggregate exercise price for the Options or Stock Appreciation Rights with respect to such Shares or (II) in the case of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Awards and Other Stock Grants, Shares subject to such Award determined as of the Action Effective Date (taking into account vesting) less the value of any consideration payable on exercise.

(ii) In the case of Options, unilaterally cancel such Non-Assumed Option after providing the holder of such Option with (1) an opportunity to exercise such Non-Assumed Option to the extent vested within a specified period prior to the date of the Change in Control, and (2) notice of such opportunity to exercise prior to the commencement of such specified period. (iii) Notwithstanding anything to the contrary in any Award Agreement or the Plan, with respect to any Non-Assumed Awards after satisfaction of one of the foregoing, the Participant will only be entitled to the cash or other property and shall not have any right to the Shares or any shares of the successor.

However, notwithstanding the foregoing, to the extent that the recipient of a Non-Assumed Award is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (A) has met the requirements of an exemption under Rule 16b-3, or (B) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3. Unless an Award Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of an Option.

(e) General Rules for Awards. If a Change in Control occurs, then, except to the extent otherwise provided in the Award Agreement pertaining to a particular Award or as otherwise provided in this Plan, each Award shall be governed by applicable law and the documents effectuating the Change in Control.

Section 15. Income Tax Compliance

(a) In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes, provided that the maximum amount shall not exceed the amount of the required withholding, or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes.

(b) “Deferred Compensation” means any Stock Incentive under this Plan that provides for the “deferral of compensation” under a “nonqualified deferred compensation plan” (as those terms are defined under Code Section 409A) and that would be subject to the taxes specified in Code Section 409A(a)(l) if and to the extent that the Plan and the Award Agreement do not meet or are not operated in compliance with the requirements of Code Section 409A(a)(2), (3) and (4) and the regulations promulgated thereunder, Deferred Compensation shall not include any amount that is otherwise exempt from the requirements of Code Section 409A and the regulations promulgated thereunder. For purposes of this Section 15, “Stock Incentive” means an Award that is settled in Shares, and shall not include Performance Awards that are settled in cash. Nothing in this Section 15 or the Plan shall prohibit the Company from establishing a deferred compensation plan that allows for the deferral of salary, bonuses or other cash-based Performance Awards.

(c) “Specified Employee” means a Participant who is a key employee as described in Code Section 416(i)(l) (A)(i), (ii) and (iii) (and disregarding paragraph (5) thereof) at any time during the 12 months ending on each December 31, or such other “identification date” that applies consistently for all plans that provide “deferred compensation” that is subject to the requirements of Code Section 409A and regulations promulgated thereunder. Each Participant will be identified as a Specified Employee in accordance with the regulations promulgated under Code Section 409A, including with respect to the spin-off or merger of the company with any other company, and such identification shall apply for the twelve (12) month period commencing on the first day of the fourth month following the identification date. Notwithstanding the foregoing, no Participant shall be a Specified Employee unless the stock of the Company (or other member of a “controlled group of corporations” as determined under Code Section 1563) is publicly traded on an established securities market as of the date of a Participant’s “separation from service” as defined in Code Section 409A and the regulations promulgated thereunder.

(d) Except to the extent such acceleration or deferral is permitted or complies with the requirements of Code Section 409A and the regulations promulgated thereunder, neither the Committee nor a Participant may accelerate or defer the time or schedule of any payment of, or the amount scheduled to be paid under, an Award that constitutes Deferred Compensation; provided, however, that payment shall be permitted if it is in accordance with a fixed date or schedule or on account of “separation from service,” “disability, “death, “change in control” or “unforeseeable emergency” as those items are defined under Code Section 409A and the regulations promulgated thereunder.

(e) Notwithstanding anything to the contrary in the Plan, unless the Award Agreement specifically provides otherwise, the Committee may not make payment to a Specified Employee of any Award that constitutes Deferred Compensation earlier than six (6) months following the Participant’s “separation from service” as defined for purposes of Code Section 409A (or if earlier, upon the Specified Employee’s death), except as permitted under Code Section 409A. Any payments that otherwise would be payable to the Specified Employee during the foregoing six (6) month period will be accumulated and payment will be delayed until the first date after the six (6) month period. The Committee may specify in the Award Agreement that the amount of the Deferred Compensation delayed shall accumulate interest or earnings during the period of such delay.

(f) The Committee may reform any provision in an Award intended to be exempt from Code Section 409A to maintain to the maximum extent practicable the original intent of the applicable provisions without violating the provisions of Code Section 409A and to preserve the economic benefits intended by the Award.

(g) Dividend and Dividend Equivalents. The Committee may grant dividend or dividend equivalents to any Participant and shall determine the time and manner of payment of the dividend or dividend equivalent; provided, however, that any dividend equivalent that is intended to be exempt from the requirements of

Section 409A of the Code shall be stated as a separate arrangement. Notwithstanding the foregoing, in no event shall dividends or dividend equivalents be paid on Options, Stock Appreciation Rights, unvested Restricted Stock Units or unvested Performance Awards.

Section 16. Amendments and Termination

(a) The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (i) which would impair the rights of a Participant under an Award theretofore granted, without the Participant’s consent, or (ii) which without the approval of the shareholders of the Company would cause the Plan to no longer comply with Rule 16b-3, Section 422 of the Code or any other regulatory requirements or (iii) without the approval of the shareholders of the Company, which would result in a repricing of any Award theretofore granted hereunder. Further, Section 6(d) shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

(b) The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 3 above or as otherwise provided in this Plan, no such amendment shall impair the rights of any Participant without his or her consent.

(c) The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 17. No Trust or Fund Created

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and an Eligible Person or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of or with respect to Awards granted hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

Section 18. Rights of Eligible Persons and Participants

(a) No Rights to Awards. No Eligible Person or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c) Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d) No Rights of Shareholders. Except with respect to Shares of Restricted Stock or Other Stock Awards as to which the Participant has been granted the right to vote, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable to such Participant upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

(e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Subsidiary, or a Director to be retained as a Director, or as a Consultant to be retained as a Consultant, nor will it affect in any way the right of the Company or a Subsidiary to terminate a Participant’s employment at any time, with or without cause. In addition, the Company or a Subsidiary may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

Section 19. General Provisions

(a) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Minnesota.

(b) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award) such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(c) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(d) Compliance with Section 162(m). It is intended that the Plan shall comply with and meet all the requirements of Section 162(m) of the Code so that Awards hereunder which are made to Participants who are “covered employees” (as defined in Section 162(m) of the Code) shall constitute “performance-based” compensation within the meaning of Section 162(m) of the Code. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to confirm to the requirements or provisions of Section 162(m).

(e) Arrangements Upon Termination of Employment or Competitive Employment. At the time of grant, the Committee may provide in connection with any Award granted under this Plan that the Shares received as a result of such grant shall be subject to a repurchase right in favor of the Company, pursuant to which the Participant shall be required to offer to the Company upon termination of employment for any reason any shares that the Participant acquired under the Plan, with the price being the then Fair Market Value of the Shares or, in the case of a termination for Cause, an amount equal to the cash consideration paid for the Shares if lower than the Fair Market Value of the Shares, subject to such other terms and conditions as the Committee may specify at the time of grant. The Committee may, at the time of the grant of an Award under the Plan, provide the Company with the right to repurchase, or require the forfeiture of, Shares acquired pursuant to the Plan by any Participant who, at any time within two years after termination of employment with the Company, directly or indirectly competes with, or is employed by a competitor of, the Company.

(f) Headings. Headings are given to the Sections and subsections of the Plan or any Award Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 20. Effective Date of the Plan

The Plan shall be effective upon its adoption by the Board, provided, however, that in the event the Plan is not approved by the shareholders of the Company at the annual meeting of shareholders of the Company currently scheduled on August 8, 2013, the Plan will be terminated and all Awards granted under the Plan will be terminated and deemed null and void, provided further, that no Award may vest and no Shares may be issued under the Plan prior to approval of the Plan by the shareholders of the Company.

Section 21. Term of the Plan

The Plan shall terminate at midnight on June 17, 2023, unless terminated before then by the Board. No Awards shall be granted after termination of the Plan. The Plan shall remain in effect as long as any Awards are outstanding.